AMENDED AND RESTATED BY-LAWS

of

CORNERSTONE TOTAL RETURN FUND, INC.

Incorporated under the Laws of the
State of New York

Amended and Restated as of August 7, 2020

ARTICLE I

NAME OF COMPANY

Section 1.01 Name. The name of the Corporation (the “Company”) is

CORNERSTONE TOTAL RETURN FUND, INC.

ARTICLE II

STOCKHOLDERS

Section 2.01 Stockholders’ Meetings. All meetings of the stockholders shall be held at the principal office of the Company, or such other place, as is stated in the call or notice thereof.

Section 2.02 Annual Meetings of Stockholders. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Company shall be held on the date and at the time and place set by the Board of Directors. Any business of the Company may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Certificate of Incorporation or these By-laws. If any such annual meeting shall not be held or the directors shall not have been elected thereat or at any adjournment thereof, the Board of Directors shall cause a special meeting of the stockholders for the election of directors to he held as soon thereafter as is convenient. At such special meeting the stockholders may elect directors and, as long as the notice thereof shall so provide, transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

Section 2.03 Special Meetings of Stockholders.

(a) General. Each of the chairman of the board, president, any vice president, or a majority of the Board of Directors may call a special meeting of stockholders. Except as provided in paragraph (4) of Section 2.03(b), a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, president, any vice president, or the Board of Directors, whoever has called the meeting. Subject to Section 2.03, a special meeting of stockholders shall also be called by the secretary of the Company to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meeting.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary of the Company (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matter(s) proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after 5:00 p.m., Eastern Time, on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary of the Company.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary of the Company. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matter(s) proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary of the Company), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Company which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Company owned beneficially but not of record by such stockholder, (d) be sent to the secretary of the Company by registered mail, return receipt requested, and (e) be received by the secretary of the Company within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary of the Company.

(3) The secretary of the Company shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including, without limitation, the Company’s proxy materials). The secretary of the Company shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2.03(b), the secretary of the Company receives payment from the requesting stockholder(s) of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary of the Company upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary of the Company (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2.03(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary of the Company and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary of the Company: (i) if the notice of meeting has not already been delivered, the secretary of the Company shall refrain from delivering the notice of the meeting and send to all requesting stockholders that have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary of the Company first sends to all requesting stockholders that have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary of the Company may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting sine die without acting on the matter. Any request for a special meeting received after a revocation by the secretary of the Company of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, president, or any vice president, or the Board of Directors may appoint a regionally or nationally recognized independent inspector of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary of the Company. For the purpose of permitting the inspector to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary of the Company until the earlier of (i) five Business Days after receipt by the secretary of the Company of such purported request and (ii) such date as the independent inspector certifies to the Company that the valid requests received by the secretary of the Company represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) Notwithstanding anything in these By-laws to the contrary, except as otherwise determined by the chairman of the meeting, if none of the stockholders signing the Special Meeting Request appears in person (or sends a representative who is qualified under New York law to act on behalf of a signing stockholder) to present the election of each nominee for director or the proposal of business proposed, as applicable, to be brought before the Stockholder-Requested Meeting, such proposed nominee or business shall not be considered at the Stockholder-Requested Meeting, and any proxies in respect of such matter shall be disregarded.

(8) For purposes of these By-laws, “Business Day” shall mean any day other than a Saturday, a Sunday, a federal holiday or a day on which the national securities exchange or over-the-counter market on which the shares of stock of the Company are listed is authorized or obligated by law or executive order to close.

Section 2.04  Notice of Stockholders’ Meetings. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, as from time to time amended, notice of each annual or special meeting of the stockholders shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing a copy of such notice, first-class postage prepaid, addressed to him at his post-office address last known to the secretary of the Company, or by transmitting notice thereof to him electronically. If mailed such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the Company, with first-class postage thereon pre-paid. If transmitted electronically, such notice shall be deemed to be given when directed to the stockholder’s electronic mail address as supplied by the stockholder to the secretary of the Company or otherwise directed pursuant to the stockholder’s authorization or instructions. Except where expressly required by law, no publication of any notice of meeting of stockholders shall be required. Every notice shall state the time and place of the meeting, and, in case of a special meeting, shall state briefly the purposes thereof. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall, in person or by authorized attorney, waive such notice in writing either before or after such meeting. Notice of any adjourned session of a meeting of the stockholders shall not be required to be given, except when expressly required by law.

Subject to Section 2.05(a), any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Company may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.05(c)(3)) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.05 Nominations and Proposals by Stockholders

(a) Annual Meetings of Stockholders.

(1) Nomination of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Company (A) that is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 2.05 of the individual so nominated or of any such other business and at the time of the annual meeting, including any postponement or adjournment, (B) that is entitled to vote at the meeting in the election of each person so nominated or on any such other business and (C) that has complied with this Section 2.05.

(2) For nominations to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder’s notice must set forth all information required under this Section 2.05 and must be delivered to the secretary of the Company at the principal executive office of the Company by not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.05(c)(3)) for the most recent annual meeting; provided, however, that in connection with the Company’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of a postponement of such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice described above.

(3) A stockholder’s notice to be proper must set forth

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”),

(A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and

(B) whether such stockholder believes that the Proposed Nominee is, or is not, an “interested person” of the Company, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and information regarding such Proposed Nominee that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to make such determination;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder and of each beneficial owner, if any, on whose behalf the proposal is made, and of any Stockholder Associated Person (as defined below), individually or in the aggregate, including, without limitation, any anticipated benefit to the stockholder or the Stockholder Associated Person and each beneficial owner, if any, therefrom;

(iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, and any Proposed Nominee and any Stockholder Associated Person,

(A) the name and address of such stockholder, as they appear on the Company’s stock ledger, and current name and address, if different, of such beneficial owner,

(B) the class, series and number of shares of stock or other securities of the Company or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned beneficially or of record by such stockholder, beneficial owner, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(C)  the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(D) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities or any security of any other closed-end investment company (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Company or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company), and

(E) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Company or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (a)(3) of this Section 2.05 and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Company’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person that is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (A) certifying that such Proposed Nominee (i) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company and (ii) will serve as a director of the Company if elected; and (B) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request, by the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act or would be required pursuant to the rules of any national securities exchange or over-the-counter market on which the shares of stock owned by the stockholder are listed).

(5) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.05 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company of such action or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of the proxy statement (as defined in Section 2.05(c)(3)) for the most recent annual meeting, a stockholder’s notice required by this Section 2.05(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m., Eastern Time, on the tenth day immediately following the day on which such public announcement is first made by the Company.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2.03 for the purpose of electing directors, by any stockholder of the Company (A) that is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 2.05 and at the time of the special meeting, including any postponement or adjournment, (B) that is entitled to vote at the meeting in the election of each individual so nominated and (C) that has complied with this Section 2.05. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Company’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 2.05 shall be delivered to the secretary of the Company at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If information submitted pursuant to this Section 2.05 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.05. Any such stockholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Company or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.05, and (B) a written update of any information (including, if requested by the Company, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.05 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.05.

(2) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.05 shall be eligible for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.05. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.05.

(3) For purposes of this Section 2.05, (a) “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (the “SEC”) from time to time, (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Company’s common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Company with the SEC and (c) “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(4) Notwithstanding the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 2.05. Nothing in this Section 2.05 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.05 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 2.06 Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, any vice presidents in their order of rank and seniority, the secretary of the Company, any other officers of the Company in their order of rank and seniority or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary of the Company, or, in the secretary of the Company’s absence, an assistant secretary of the Company, or, in the absence of both the secretary of the Company and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the Company. In the event that the secretary of the Company presides at a meeting of stockholders, an assistant secretary of the Company, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.07 Quorum and Voting. Except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws, as from time to time amended, at any meeting of the stockholders the holders of 51% of all the capital stock issued and outstanding and entitled to vote, represented by stockholders of record in person or by proxy, shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock represented thereat shall decide any question brought before such meeting unless the question is one upon which by express provision of law, the Certificate Incorporation or these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.08 Proxies and Voting. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors appointed by the chairman of the meeting, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 2.09 Stock Ledger and List of Stockholders. It shall be the duty of the secretary or assistant secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company’s transfer agent.

Section 2.10 Inspector. The Board of Directors shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

Section 2.11 Consent of Stockholders in Lieu of Meeting. Notwithstanding anything to the contrary contained in these By-laws, and to the extent consistent with the Certificate of Incorporation and the Investment Company Act, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of law, the Certificate of Incorporation and these By-laws, such meeting and vote of the stockholders may be dispensed with if all of the stockholders who would have been entitled to vote, if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Powers of Directors. The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all of the powers of the Company, except such as are by law, the Certificate of Incorporation or by these By-laws conferred upon or reserved to the stockholders.

Section 3.02 Number, Election and Term of Directors. The number of directors of the Company shall be such number, not exceeding fifteen (15), as may be fixed from time to time by the vote of a majority of the entire Board of Directors. The number of directors so fixed may be increased or decreased from time to time by vote of a majority of the entire Board of Directors, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board of Directors. At no time shall there be less than three directors. At the first annual meeting of stockholders and each annual meeting thereafter, except as otherwise provided by law, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are duly elected and qualified or until they sooner die, resign or are removed. Directors need not be stockholders in the Company.

Section 3.03 Resignation. A director of the Company may resign at any time by giving notice of his or her resignation to the Board of Directors or the chairman of the board or to the president or the secretary of the Company. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

Section 3.04 Vacancies. Any vacancy occurring in the Board of Directors by reason of an increase in the number of directors or by reason of removal of a director with cause may be filled by a majority of the remaining members of the Board of Directors even if such majority is less than a quorum. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. Notwithstanding the foregoing, no vacancies occurring in the Board of Directors may be filled by vote of the remaining members of the Board if immediately after filling any such vacancy less than two-thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Company at any annual or special meeting. In the event that at any time less than a majority of the directors of the Company holding office at that time were so elected by the holders of the outstanding voting securities, the Board of Directors of the Company shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of such holders for the purpose of electing directors to fill any existing vacancies in the Board of Directors, unless such period is extended by order of the SEC.

Section 3.05 Regular Meetings. Regular meetings of the Board of Directors may be held in such places and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given. If at any time the office of chairman of the board is not filled, the president shall preside at all meetings of the Board of Directors at which he is present.

Subject to the Investment Company Act, directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.06 Special Meetings

Special meetings of the Board of Directors shall be held whenever called by the chairman of the board, the president, any two officers, or by a majority of directors, at the time and place specified in the respective notices of such meetings.

Section 3.07 Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three Business Days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these By-laws.

Section 3.08 Waiver of Notice. Notice of any regular or special meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Section 3.09 Quorum and Voting. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. A majority of the Board of Directors present at a meeting thereof, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given to the directors not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting except as otherwise expressly required by law or by these By-laws.

Section 3.10 Organization. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary of the Company or, in his or her absence, an assistant secretary of the Company, or, in the absence of the secretary of the Company and all assistant secretaries of the Company, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.11 Compensation. The directors may receive such directors’ fees, compensation and expenses for attendance at directors’ meetings, for serving on committees and for discharging their duties as shall be fixed from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

Section 3.12 Reliance. Each director and officer of the Company shall, in the performance of his or her duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including, without limitation, any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.13 Ratification. The Board of Directors or the stockholders may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any proceeding commenced by a stockholder in the right or on behalf of the Company or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.14 Action Without a Meeting. Subject to the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consents thereto are signed by all directors or such committee members and such written consents are filed with the minutes of proceedings of the Board or such committee.

Section 3.15 Emergency Provisions. Notwithstanding any other provision in the Certificate of Incorporation or these By-laws, this Section 3.15 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these By-laws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including, without limitation, publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

Section 3.16 Removal of Directors. Any director may be removed from office for cause, by vote of the holders of a majority of the common stock issued and outstanding and entitled to vote. Unless in conjunction with such removal the number of directors of the Company has been accordingly decreased by vote of the holders of a majority of the common stock issued and outstanding and entitled to vote, the stockholders may elect a successor in accordance with the provisions of these By-laws. To the extent consistent with the Investment Company Act, the Board of Directors may by vote of not less than a majority of the directors then in office remove from office for cause any director.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 4.01 Number, Tenure and Qualifications. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more directors of the Company, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company (including, without limiting the generality of the foregoing, the powers of the Board of Directors as specified in these By-laws; provided, however, that it shall not have the power to fill vacancies in the Board of Directors or in any committee thereof, to authorize the issuance of shares of the capital stock of the Company, to submit any matter to the stockholders which requires stockholders’ approval, to make or amend these By-laws, to fix the compensation of any director or to amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable), and may authorize the seal of the Company to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.02 Meetings. A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Subject to the Investment Company Act, members of a committee of the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 4.03 Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 4.04  Vacancies. The Board of Directors shall have power to change the members of any such committee at any time, to designate alternate members thereof, to fill vacancies therein, and to discharge any such committee, either with or without cause, at any time.

ARTICLE V

OFFICERS

Section 5.01 General. The officers of the Company shall be a president, a secretary and a treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.13 hereof. The Board of Directors may elect, but shall not be required to elect, a chairman of the board. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 5.02 Election, Term of Office and Qualifications. All officers (except those appointed pursuant to Section 5.13) shall be elected by the Board of Directors and a regular meeting of the directors may be held for the purpose of electing officers. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as provided in Section 5.03, 5.04 and 5.05 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Two or more offices, except those of president and secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is require by law, the Certificate of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers. The chairman of the board shall be a director of the Company. No other officer need be a director. The salaries of all officers of the Company shall be fixed by the Board of Directors.

Section 5.03 Resignation. Any officer may resign his or her office at any time by delivering a resignation to the Board of Directors, the chairman of the board, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 5.04 Removal. Any officer may be removed from office, whenever in the Board’s judgment the best interest of the Company will be served thereby, by the vote of a majority of the Board of Directors given at any regular meeting or any special meeting called for such purposes, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. In addition, any officer or agent appointed in accordance with the provisions of Section 5.13 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.05 Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.13 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

Section 5.06 Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the Board of Directors at which he is present. He shall have such authority and duties as the Board of Directors shall from time to time determine and as provided by law.

Section 5.07 Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.08 Chief Compliance Officer. The Board of Directors may designate a chief compliance officer. The chief compliance officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.09 President. In the absence of a chief executive officer, the president shall be the chief executive officer of the Company and, in the absence of the chairman of the board or if no chairman of the board has been chosen, he or she shall preside at all stockholders’ meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the chairman of the board. Subject to the supervision of the Board of Directors, these Bylaws or any other law, he or she shall have general charge of the business, affairs and property of the Company and general supervision over its officers, employees and agents. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.10 Vice President. The Board of Directors may from time to time, designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the president.

Section 5.11 Secretary. The secretary shall attend to the giving and serving of all notices of the Company and shall record all proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. He or she shall keep in safe custody the seal of the Company, and shall have charge of the records of the Company, including, without limitation, the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

Section 5.12 Treasurer. The Treasurer shall, subject to the order of the Board of Directors and subject to any arrangement made by the Board with a bank or trust company as custodian pursuant to the provisions of the Certificate of Incorporation, have the care and custody of the money, funds, portfolio securities, valuable papers and documents of the Company, and shall have and exercise under the supervision of the Board of Directors all powers and duties commonly incident to his office and as provided by law, including the power to endorse for deposit or collection all notices, checks and other instruments payable to the Company or its order. He shall keep accurate books of account of the Company’s transactions which shall be the property of the Company and which together with all other property of the Company in his possession shall be subject at all times to the inspection and control of the Board of Directors. He shall deposit all funds of the Company in such bank, or banks, trust company or trust companies or such firm or firms doing a banking business as the Board of Directors shall designate.

Section 5.13 Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

ARTICLE VI

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 6.01 Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Company and all checks, notes, drafts and other obligations for the payment of money by the Company shall be signed, and all transfers of securities standing in the name of the Company shall be executed, by the president, any vice president or the treasurer or by any one or more officers or agents of the Company as shall be designated for that purpose by vote of the Board of Directors.

Section 6.02. Voting of Portfolio Securities. Portfolio securities of the Company shall be voted in such manner and by such person or persons as the Board of Directors shall determine from time to time.

ARTICLE VII

CAPITAL STOCK

Section 7.01 Certificate of Stock. The shares of the Company’s capital stock shall be uncertificated, and shall be entered in the books of the Company and registered as they are issued.

Section 7.02 Transfer of Capital Stock. The transfer of shares of stock may be registered on the books of the Company upon written request in proper form if no share certificate has been issued, or in the event such a certificate has been issued by surrender of said certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

No transfer of shares shall be permitted if such transfer would or might, in the reasonable opinion of the Company, cause the Company to incur any responsibility for substantial expenses or any responsibility of the Company to make any regulatory filings in any jurisdiction outside the United States.

Section 7.03 Closing, Transfer Books: Record Date. The transfer books of the stock of the Company may be closed for such period from time to time in anticipation of stockholder meetings or the declaration of dividends as the directors may from time to time determine. In lieu of closing its transfer books and in order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date, which shall not be more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the event for the purposes of which it was fixed, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or other distribution or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and other distributions, and to vote or consent as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

Section 7.04 Fractional Shares. The Board of Directors may authorize the issuance from time to time of shares of the capital stock of the Company in fractional denominations, provided that the transactions in which the terms upon which shares in fractional denominations may be issued may from time to time be limited or determined by or under authority of the Board of Directors

Section 7.05 Repurchase of Shares. The Company may repurchase its authorized and outstanding shares as the Board of Directors may direct. None of the Company’s shares or stockholders shall have the right to effect a redemption at net asset or any other value.

ARTICLE VIII

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

Section 8.01 General. The Board of Directors, in its absolute discretion, may prescribe and shall set forth in a duly adopted resolution of the Board such bases and times for determining the per share net asset value of the outstanding shares of capital stock of the Company or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of law and the Certificate of Incorporation.

Section 8.02 Contingencies. Before payment of any dividend or other distribution, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE IX

FISCAL YEAR

Section 9.01 Fiscal Year. The fiscal year of the Company shall begin and end as determined by the Board of Directors.

ARTICLE X

INDEMNIFICATION

Section 10.01  Indemnification of Offices, Directors and Others. The Company shall to the fullest extent permitted by applicable law as in effect at any time indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal (including an action or proceeding by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company), by reason of the fact that he, his testator or his interstate was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Company has consented to a settlement or other disposition and (ii) the Company shall not be obligated to indemnify any person by reason of the adoption of this Article X to the extent such person is indemnified under a policy of insurance. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Notwithstanding any other provision hereof, no repeal of this Article X, or amendment hereof of any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day. The Company is hereby authorized, but shall not be required, to enter into agreement with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including, attorneys’ fees, to the extent permitted by law, but the Company’s failure to do so shall not in any manner affect or limit the rights provided for by this Article X or otherwise. Indemnification shall be deemed to be “permitted” within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time. For purposes of this Article X, the term “Company” shall include any legal successor to the Company, including any corporation which acquires all or substantially all the assets of the Company in one or more transactions. For purposes of Article X, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

ARTICLE XI

SEAL

Section 11.01 General. The seal of the Company shall consist of a flat faced, circular die with the words and figures “Cornerstone Total Return Fund, Inc., New York, 1973” inscribed thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE XII

MAJORITY VOTE OF STOCKHOLDERS PURSUANT TO THE INVESTMENT COMPANY ACT OF 1940

Section 12.01  General. Whenever any corporate action, other than the election of directors, is required by the Investment Company Act to be authorized by the vote of the holders of a majority of the Company’s outstanding voting securities, such vote shall be determined as provided by the Investment Company Act.

ARTICLE XIII

AMENDMENTS

Section 13.01  General. Except as otherwise provided in the Certificate of Incorporation or these By-laws, these By-laws may be amended or added to, altered or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, provided notice of the general purport of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting; or at any meeting of the Board of Directors by vote of a majority of the directors then in office, except that the Board of Directors may not amend Section 3.16 to permit removal by said Board without cause of any director elected by the stockholders.

ARTICLE XIV

CUSTODY OF SECURITIES

Section 14.01  Employment of a Custodian. The Company shall place and at all times maintain in the custody of a custodian (including, without limitation, any sub-custodian for the custodian) all funds, securities and similar investments owned by the Company. The custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act. The custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 14.02  Termination of Custodian Agreement. Upon termination of the custodian agreement or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Company shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Company, the custodian shall deliver and pay over all property of the Company held by it as specified in such vote.

ARTICLE XV

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Section 15.01  General. Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the State of New York, New York County, or, if that Court does not have jurisdiction, the United States District Court for the Southern District of New York, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director, officer or agent of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any director, officer or agent of the Company arising pursuant to any provision of the NYBCL, the Certificate of Incorporation or these By-laws, or (d) any action asserting a claim against the Company or any director, officer or agent of the Company that is governed by the internal affairs doctrine.

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